U.S. SECURITIES & EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       December 7, 1996




                         AQUAGENIX, INC.

      (Exact name of registrant as specified in its charter)


Delaware              0-24490            65-0419263

 (State or other
 jurisdiction of   (Commission File     (I.R.S.Employer
 incorporation)     Number)              No.)

6500 Northwest 15th Avenue, Fort Lauderdale, Florida            33309
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code     (954) 975-7771



                         Not Applicable

 (Former name or former address, if changed since last report)






ITEM 5. On December 7, 1996, Aquagenix, Inc. (the "Company"), through its wholly owned subsidiary, merged with Aquatic Dynamics, Inc. ("ADI"), an Arizona corporation, with the Company becoming the surviving entity, pursuant to the terms of a Stock Exchange Agreement and Plan of Merger, dated as of December 7, 1996, by and among the Company, Aquagenix Governmental Services, Inc., ADI and Pat Church and Stephen Church, the shareholders of ADI. The aggregate purchase price was $1,000,000, of which (a) $750,000 was paid by the issuance of 133,333 shares of the Company's common stock to the former shareholders of ADI; (b) $200,000 was paid by the issuance of an instalment note due on January 15, 1997 bearing interest at 7% and (c) $50,000 was paid cash. The cash portion was funded out of the proceeds from certain private equity placements which took place in June 1996. The assets being acquired from ADI comprise mainly vehicles and equipment, accounts receivable, marketable securities and recurring service contracts.

         Based on the unaudited accounts for the 7 months ended October 31, 1996, ADI had total revenues and net income of approximately $1,100,000 and $163,000, respectively. Revenues to be generated for the year ending December 31, 1996 are expected to be approximately $1,800,000.

         In connection with the acquisition, the Company has entered into two-year employment agreements with the former shareholders of ADI. They will remain on in management and will be responsible for the Company's western operations.

         ADI, an Arizona-based private company founded in 1974, is a full-service aquatic vegetation management firm whose experience and services span the gamut of surface water management needs, including residential, commercial, industrial and governmental projects, irrigation and effluent reuses water systems, lake and pond management and ongoing waterway maintenance. ADI has been a leading provider of aquatic management services throughout Arizona and the southwestern United States. The ADI acquisition has established the Company's market presence in the southwestern United States with ADI serving as the hub of operations in that region. The Company intends to continue and further develop the existing business of ADI under its new name, namely, Aquagenix Land-Water Technologies of Arizona, Inc. Under SEC regulations, this acquisition is not considered a significant acquisition based on the current financials of the Company; however, it is expected by management to contribute substantially to the Company's revenues and profitability in the next few years.

    ITEM 7.   Financial Statements and Pro Forma Financial Statements and
              Exhibits

              (a) Financial Statements of Business Acquired

                  Not Applicable.

              (b) Pro Forma Condensed Consolidated Financial Statements of
                  Aquagenix, Inc.

                  Not Applicable.

              (c) Exhibit

                  Agreement and Plan of Merger, dated as of December 7, 1996, by and among the Company, Aquagenix Governmental Services, Inc., ADI and Pat Church and Stephen Church, the shareholders of ADI.





                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        AQUAGENIX, INC.


Date: December 21, 1996                    By: /s/ Helen Chia
                                               Helen Chia,
                                               Chief Financial Officer